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                                                                 EXHIBIT 10.5.42


STATE OF SOUTH CAROLINA   )
                          )
COUNTY OF EDGEFIELD       )
                          )
TOWN OF TRENTON           )


                             ORDINANCE NUMBER 88-04



            MAYOR/COUNCIL FORM OF GOVERNMENT FOR THE TOWN OF TRENTON


                   (Hereinafter referred to as Town Council)


(An ordinance granting a permit to American Cable TV Investors II, the right to maintain and operate in, under, over, along, across, and upon the streets, roadways, sidewalks, alleys, easements, bridges and highways and other places which are public in the Town of Trenton, South Carolina, hereinafter described, for the purpose of transmission and distribution by cable of electro-magnetic and television antenna service to the inhabitants of said area for a period of fifteen (15) years and regulating the same).

- --------------------------------------------------------------------------------

BE IT ORDAINED BY THE TRENTON TOWN COUNCIL OF EDGEFIELD COUNTY, SOUTH CAROLINA:

Section 1. In consideration of the faithful performance and observance of the conditions and reservations hereinafter specified, the right is hereby granted to American Cable TV Investors II, its successors and assigns, hereinafter referred to as "the Company", the right to maintain and operate television transmission and distribution facilities, and additions thereto, in, under, over, along, across, and upon the streets, roadways, easements, sidewalks, alleys, bridges, and highways and other places which are public in the Town of Trenton, South Carolina, hereinafter described, for the purposes of transmission and distribution of electro-magnetic and audio visual impulses and television energy in accordance with the laws and regulations of the United States of America, the statutes of the State of South Carolina, and the ordinances and regulations of the Town of Trenton. Provided that the Company shall have no right to transfer or assign its rights hereunder without the written approval of the Trenton Town Council first obtained, except that said rights hereunder may be assigned as security for bonafide indebtedness of the Company without prior approval. Upon filing by the proposed transferee or assignee of acceptance of the terms of this contract and assuming all pending or contingent obligations of the Company hereunder and providing evidence of

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complying with the provisions concerning insurance, the Town Council's approval of the proposed transfer and assignment shall not be arbitrarily withheld.

Section 2. The Company shall pay to the Town of Trenton, South Carolina, a franchise fee of Three per cent (3%) of the basic gross revenue derived by the Company from the operation of its basic cable television system in the area hereinafter described in Exhibit A attached. All payments shall be made annually within ninety (90) days of the close of the fiscal year of said Company. Said payments shall be accompanied by a statement of gross basic revenue by the Company for the operation of the basic cable television system in the area in question. This annual payment shall be in lieu of all occupation, license, excise and special permit taxes, and all other demands except ad valorem taxes on the Company's property.

Section 3. The Company shall have the right to prescribe reasonable service rules and regulations for the conduct of its business not inconsistent with the provision of the Ordinances of the Town. A copy of these rules and regulations shall be kept on file at all times in the office of the Town Clerk. The rates charged the public, by the Company, for its service, must be reasonable and not in excess of that which is necessary to provide the Company with a reasonable return on its investment.

Section 4. The Town Council shall have the right to revoke this Ordinance and all rights of the Company hereunder if the Company shall fail to comply with any of its provisions or default in any obligations hereunder, and shall fail within ninety (90) days after written notice from the Town to correct such defaults of non-compliance. The company shall not abandon the community antenna television system in whole or in part without the written consent of the Town Council. Upon termination or forfeiture of this grant, in accordance with any of its terms, the Company shall immediately remove its visible poles, cables, wires, and appurtenances from the Town streets, roadways, sidewalks, alleys, easements, bridges, and highways and other places which are public places in the Town. In the event of failure of the Company to perform such removals, the Town shall have the right to make a written demand on the Company to proceed to carry out the removal of such equipment, and in the event that the Company fails to carry out the terms and conditions of such demand, the town shall have the right to remove all or part of the Company's equipment and to retain same as Town's property.

This removal is to be accomplished without accounting therefore to the Company, and the expenses of such removal shall be charged to and paid by the Company without credit for the value, if any, of said equipment.

Section 5.  Wherever used in this Ordinance, the word


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"television" shall mean a system for transmission of electromagnetic and audio signals and/or visual images by means of electrical impulses.

Section 6. There is hereby granted the further right, privilege and authority to the Company to issue, rent or in any other manner obtain the use of towers, poles, lines, cables, and other equipment and facilities from any and all holders of public licenses and franchises within the limits of the area covered by this Ordinance, including the Power and Light Company and the Telephone Company serving said area and thus use such tower, poles, lines, cables and other equipment and facilities, subject to all existing and future ordinances and regulations of the County. The poles used for the Company's distribution system shall be those erected and maintained by the Power and Light Company or the Telephone Company when and where practicable, providing mutually satisfactory rental agreements can be entered into with said utility companies.

Section 7. The Company shall have the right to erect, when necessary, and maintain its own poles, for the proper construction and maintenance of television distribution system, with the approval of the location of said poles by the Town Engineer or Administrator of Public Works Department.

The Company's transmission and distribution system poles, wires, and appurtenances shall be located, erected and maintained so as not to endanger or interfere with the lives of persons, or to interfere with new improvements which the Town may deem proper to make, or to unnecessarily hinder or obstruct the free use of the streets, roadways, bridges and other public property; that removal of poles to avoid such interference will be at the Company's expense.

Construction and maintenance of the transmission distribution system shall be in accordance with the provisions of the National Electrical System Code, prepared by the National Board of Standards, the National Electrical Code of the National Board of Fire Underwriters, and such applicable ordinances and regulations of the Town affecting electrical installations, which may be presently in effect, or changed by future ordinances.

All installations of equipment shall be of high quality permanent nature, durable and installed in accordance with good engineering practice, and of sufficient height to comply with all existing Town rules, regulations, ordinances and state laws so as not to interfere in any means with the right of the public or individual property owner, and shall not interfere with the travel and use of public places by the public, and during the construction, repair, or removal thereof shall not obstruct or impede traffic.

Section 8. In the maintenance and operation of its television transmission and distribution system in the street, alleys, and


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other public places, and in the course of any new construction or addition to the facilities, the Company shall proceed so as to cause the least possible inconvenience to the general public; and opening or obstruction in the streets, roadways or other public places made by the Company in the course of its operations shall be guarded and protected at all times by the placement of adequate barriers, fences or boardings, the bounds of which during periods of dusk and darkness shall be clearly designated by red warning lights.

Section 9. It is the stated intention of the Town that all other holders of the public licenses and franchises within the area in question will cooperate with the Company to allow joint use of their poles and pole line facilities wherever possible or wherever usage does not interfere with the normal operation of said poles and pole lines so that the number of new or additional poles constructed by the Company within the area in question may be minimized. Such cooperation will include the right of joint usage for reasonable rates and on reasonable terms. The Town hereby grants Company access to, and use of easements granted to the town for the placement of power utilities, telephone, and telecommunications equipment.

Section 10. The Company shall indemnify, protect and save the harmless the Town from and against losses and physical damages to property, and bodily injury or death to persons, including payments made under any Workmen's Compensation Law, which may arise out of, or be caused by the erection, maintenance, presence, use of removal of said attachments or poles within the area, or by any act of the Company, its agents or employees. The Company shall carry insurance to protect parties hereto from and against all claims, demands, actions, judgments, costs, expenses, and liabilities which may arise, or result, directly or indirectly from or by reason of such loss, injury or damage. The amounts of such insurance against liability due to physical damages to the property shall not be less than One Hundred Thousand ($100,000.00) Dollars on each person, Three Hundred Thousand ($300,000.00) Dollars for each occurrence for bodily injury liability and One Hundred Thousand ($100,000.00) Dollars for each occurrence of property damage from any accident.

The Company shall also carry such insurance as it deems necessary to protect it from all claims under the Workmen's Compensation Laws in effect that may be applicable to the Company. All insurance required by this Ordinance shall be, and remain in full force and effect for the entire life of this Ordinance. A certificate of insurance shall be filed with the Trenton Clerk or any other agent or employee designated by the Trenton Town Council.

Section 11. The Company agrees to install signal distribution facilities subject to satisfactory pole clearance and pole rental


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arrangement to all citizens in the area in question wherein the population density is sufficient to support the installation on a reasonable practical business basis.

Section 12. The area covered by this Ordinance granting the right to the Company to provide its service is for the entirety of the Town of Trenton, South Carolina.

Section 13. The Company shall maintain, pursuant to the laws of the State of South Carolina, a complaint service for the purpose of receiving consumer complaints concerning service or any other matter relating to its operation. The Company shall keep written records of complaints received including the name of the complaining party, the nature of the complaint and the disposition of the complaint. Such records shall be subject to inspection by the governing body of the Town of Trenton or its designated representatives. That the Company shall maintain a local business office in North Augusta wherein the record of complaints and actions taken by the Company are retained and that the Town Administrator shall have the primary responsibility for the continuing administration of the franchise and implementation of the complaint procedures. Further that notice of the procedures for reporting and resolving complaints will be given to each subscriber at the time of initial subscription to the cable system.

Section 14. This permit shall be for a period of fifteen (15) years with the right of the Company to renew said permit for additional ten (10) year periods provided said company has substantially complied with the terms of said ordinance.

Section 15. Any modification of Section 76.31 of the rules and regulations of the Federal Communication Commission shall, to the extent applicable, be considered part of this agreement as of the effective date of the Amendment to
Section 76.31.

Section 16. If any section, sentence, clause or phrase of this Ordinance is for any reason held illegal, invalid, or unconstitutional, such invalidity shall not affect the validity of the Ordinance and any portions in conflict are hereby repealed.


Adopted at the regular meeting of the Trenton Town Council on November 10th, 1988.


/s/ PHILIP C. MUSGRAVE
Philip C. Musgrave, Mayor


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                                 Councilperson

                                 /s/ ARNOLD K. SAXTON

                                 Councilperson

                                 /s/ RALPH L. HOLMES

                                 Councilperson

                                 /s/ BOBBY R. TURNER

                                 Councilperson

                                 /s/ BILLY PADGETT



Attest:


/s/ E. A. MATHIS
Clerk to Council


Accepted:


American Cable TV Investors 2                      ATTEST:

By:      IR-Daniels Partners II,
         its managing general partner
By:      Daniels Ventures, Inc.,
         a general partner                         /s/ MARY M. MCCHESNEY
                                                   Mary  M. McChesney,
                                                   Assistant Secretary
By:   /s/ GREG BICKET
      Greg Bicket, Vice President

First Reading:   October 13, 1988


Second Reading:  November 10, 1988
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STATE OF SOUTH CAROLINA )
COUNTY OF EDGEFIELD     )                                   ORDINANCE NO. 93-01
TOWN OF TRENTON         )




                      ORDINANCE APPROVING THE TRANSFER OF
                     THE CABLE TELEVISION FRANCHISE FOR THE
                            TOWN OF TRENTON HELD BY
                         AMERICAN CABLE TV INVESTORS 2
                        PURSUANT TO ORDINANCE NO. 88-04


         WHEREAS, by Ordinance No. 88-04 adopted on November 10, 1988, the Town Council of Trenton, South Carolina (the "Town") granted to American Cable TV Investors 2 ("ACT 2") a franchise (the "Franchise") to construct, own, operate and maintain a cable television system within the Town (the "System"); and

         WHEREAS, ACT 2 has requested pursuant to Section 1 of the Franchise that the Town Council of the Town of Trenton approve (i) the transfer of the Franchise to Jones Intercable, Inc., a Colorado corporation ("Jones") or any affiliate of Jones, including Jones Spacelink, Ltd. ("Spacelink") or any limited partnership of which Jones or Spacelink or any affiliate of Jones or Spacelink is a general partner, or any joint venture or general partnership of which Jones, Spacelink, any affiliate of Jones or Spacelink or any such limited partnership or partnerships is a general partner (any such entity being hereinafter referred to as an "Affiliate of Jones") and (ii) the subsequent transfer of the Franchise to any Affiliate of Jones; and

         WHEREAS, Jones or any Affiliate then holding the Franchise has agreed to be bound by the terms, provisions and conditions of the Franchise.

         NOW, THEREFORE, BE IT HEREBY ORDAINED BY THE TOWN COUNCIL OF THE TOWN OF TRENTON, SOUTH CAROLINA THAT:

         1. The Town does hereby consent to the assignment and transfer of the Franchise from ACT 2 to Jones or any Affiliate of Jones, and to any subsequent transfers to any Affiliate of Jones.

         2. The foregoing consent to the transfer and assignment of the Franchise shall be effective upon the closing of the sale of the System by ACT 2 to Jones or an Affiliate of Jones. Notice of such closing date shall be given to the Town. Any subsequent transfer of the Franchise from Jones to any Affiliate of Jones or between Affiliates of Jones shall be effective upon written notice being given to the Town by the entity then holding the Franchise.
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         3.      The Town hereby affirms that (a) the Franchise is currently valid, legally enforceable and in full force and effect, (b) ACT 2 is currently the valid holder and authorized grantee of the Franchise and (c) to the knowledge of the Town, no default exists thereunder. Subject to compliance with the terms of this Ordinance, all action necessary to approve the transfer of the Franchise to Jones or any Affiliate of Jones or to any subsequent transfers to any Affiliate of Jones has been duly and validly taken.

         Adopted by the Town Council of the Town of Trenton, South Carolina, on this 13th day of May, 1993.

                                              TOWN OF TRENTON

                                              /s/ PHILIP C. MUSGRAVE
                                              Mayor

                                              /s/ BILLY PADGETT

                                              /s/ RALPH L. HOLMES

                                              /s/ ARNOLD K. SAXTON

                                              /s/ BOBBY R. TURNER


ATTEST:

/s/ W. BERNARD WELBORN
Administrator


1st Reading:  April 8, 1993
2nd Reading and Adoption:  May 13, 1993

Franchise Term:
         November 10, 1988 through November 9, 2003 (15 years)
         Right to Renew for 10 year periods thereafter, subject to Terms Refer to Ordinance 88-04, Approved November 10, 1988

Accepted by:   *

Jones Intercable, Inc.,
 a Colorado corporation

                                              ATTEST:

/s/ ELIZABETH STEELE                       /s/ KATHERINE A. LEVOY
Name/Title: Elizabeth M. Steele            Name/Title:  Assistant Secretary
            Vice President

Date:  December 9, 1993

* Acceptance is contingent on the transfer of the System by ACT 2 to Jones, and will be effective on the date the System is transferred.


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STATE OF SOUTH CAROLINA   )
COUNTY OF EDGEFIELD       )
TOWN OF TRENTON           )

                              RESOLUTION No. 93-10

                        TO PROVIDE FOR THE REGULATION OF
                   BASIC SERVICE TIER CABLE TELEVISION RATES
                                      AND
                  TO AUTHORIZE THE FILING OF A COMPLIANT THAT
                    Cable Television RATES ARE UNREASONABLE


         WHEREAS, on October 5, 1992, Congress enacted the Cable Television Consumer Protection and Competition Act of 1992 which provided that the basic service tier rates, and charges for related equipment, installation and services of a cable television system (Basic Rates) shall be subject to regulation by a franchising authority in accordance with regulations prescribed by the Federal Communications Commission (FCC); and

         WHEREAS, on April 1, 1993, the FCC prescribed such regulations in the Report and Order, In the Matter of Implementation of Sections of Cable Television Consumer Protection and Competition Act of 1992: Rate Regulation, MM Docket 92-266, FCC 93-177, released May 3, 1993, (FCC Rate Regulations); and

         WHEREAS, the Town Council of Town of Trenton is a franchising authority with the legal authority to adopt, and personnel to administer, regulations with the respect to the Basic Rates of any cable system operating in the Town, including the system being operated by Cablevision, Inc. pursuant to the franchise granted by the Town, dated 11/10/88 and 9/13/93; and

         WHEREAS, the Town of Trenton desires to regulate the Basic Rates of TCI, Southeast, Inc. & Jones Intercable and any other cable television system which may operate in the Town of Trenton and shall do so in accordance with FCC Rate Regulations, notwithstanding any difference or inconsistent provisions in the franchise; and

         WHEREAS, it is believed that the rates charged by TCI, Southeast, Inc. & Jones Intercable to customers in the Town are unreasonable and are in violation of FCC rate regulations;

         NOW, BE IT RESOLVED BY THE MAYOR AND COUNCIL OF THE Town OF Trenton, SOUTH CAROLINA, THAT:

         1. The Town Council will follow the FCC Rate Regulations in its regulation of the Basic Rates of TCI, Southeast, Inc. & Jones Intercable and any other cable television system operating in the Town of Trenton, notwithstanding any different or inconsistent provisions in the franchise; and

         2. In connection with such regulation, the Town Council will ensure a reasonable opportunity for consideration of the views of interested parties; and

         3. The Town Administrator or Mayor is authorized to execute on behalf of the Town Council and file with the FCC 328, as are now or may hereafter be required by the FCC Rate Regulations in order to enable the Town to regulate Basic Rates; and
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                                                                          Page 2


         4. The Town Administrator or Mayor is authorized to execute on behalf of the Town Council and file with the FCC a Cable Programming Service Rate Complaint Form, Form FCC 329, indicating the belief that the rate for cable programming service or associated equipment charged by TCI or Jones to customers in the Town of Trenton is unreasonable because it violates the FCC rate regulations.

         This Resolution shall be effective immediately.


Adopted 10-14-93

                                        /s/ PHILIP C. MUSGRAVE
                                        Mayor  Philip C. Musgrave


                                        ATTEST:

                                        /s/ SANDRA GRANDY
                                        Sandra Grandy  Clerk